U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     REPORT PURSUANT TO SECTION 13 OR 15 (d)
                 CURRENT OF THE SECURITIES EXCHANGE ACTS OF 1934

          Date of Report (date of earliest event reported April 6, 2001

                                     0-30583
                        ---------------------------------
                            (Commission File Number)


                           THAON COMMUNICATIONS, INC.
                         -------------------------------
        (Exact Name of small business issuer as Specified in its Charter)


                                     Nevada
             -------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-30583                                            87-0622329
       -------                                            ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


        1543 West Olympic Boulevard, Sixth Floor, Los Angeles, Ca. 90015
        ----------------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                 (213) 252-7050
                                 --------------
                 Issuer's Telephone Number, Including Area Code

         11300 West Olympic Boulevard, Suite 730, Los Angeles, Ca. 90064
         ---------------------------------------------------------------
           (former Name or Former Address, Changed Since Last Report)

Item 5.  Other Events.

         On April 10, 2001, Registrant consummated the acquisition of all of the outstanding stock of Legal Broadcast Company in exchange for 1,000,000 shares of Series B convertible preferred stock.

LBC provides law firms, corporations and insurance companies with quality, consistency, and reliability in the creation, review, storage, and presentation of video, particularly the video documentation and storage of legal depositions. The legal video production business is a rapidly expanding market with substantial profit margins and limited competition. LBC has initiated an aggressive roll up plan, which utilizes Thaon's subsidiary Castpro.com live streaming technologies as a mechanism for expanding LBC's revenue base.

LBC offers products that utilize cost and time saving technologies that provide real time interactivity and allow attorneys to view legal events such as depositions, hearings, and trials remotely over the Internet. Combined with their current growing book of business and an aggressive roll up plan, LBC intends to securely maintain its role as the industry leader. In addition, to the seasoned management team and current revenue base, Thaon's management was attracted to the opportunity for the company's future growth by incorporating use of live and VOD web casting capabilities, making it an attractive sibling to CastPro.com.

         On April 12, 2001, Registrant consummated the acquisition of EMG Visual Graphics, Inc. in exchange for 300,000 restricted shares of the Company common stock.

         EMG Visual Graphic, DBA Eclipse Marketing Group, is a full service sales and marketing consulting firm specializing in all aspects of the branding and promotional products business. Eclipse assists corporate clients with the design, product section, market segmentation, audience analysis, sourcing and fulfillment of premium and promotional products.

         Since its inception in 1996, Eclipse has secured major clients and currently counts AT&T Wireless, Bed, Bath & Beyond, Broadcom Corporation and the Orange County register among its various clients. In addition, Eclipse has a capable sales and sourcing staff good relationships with suppliers.

         On April 13, 2001, Registrant consummated the acquisition of Prime Time Distribution, Inc. pursuant to which the Company will acquire all of the outstanding stock of Prime Time Distribution, Inc. in exchange for 500,000 restricted shares of the Company's common stock. Two of the current directors of Registrant, Adam Anthony and Mark Jones, are officers, directors and shareholders of Prime Time Distribution, Inc Messrs, Anthony and Jones abstained from voting on the acquisition of Prime Time Distribution, Inc. by Registrant.

         Prime Time Distribution (PTD) is a company that develops and markets general consumer products. Originally formed by the principals of Prime Time
Media Solutions, PTD was created to take advantage of the opportunities regularly afforded to them which would not be appropriate to pursue through the media agency. PTD currently owns the marketing and distribution rights to several products and is considering several others.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereto duly authorized.



                                            Thaon Communications, Inc.


Dated: April 18, 2001                       By: /s/ Pearl Asencio
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                                                    Pearl Asencio